UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2011

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 6, 2011, ScanSource, Inc. (the “Company”) entered into amended and restated employment agreements (each, an “Amended and Restated Employment Agreement,” and collectively, the “Amended and Restated Employment Agreements”) with each of Michael L. Baur, the Company’s Chief Executive Officer, Richard P. Cleys, the Company’s Vice President and Chief Financial Officer, R. Scott Benbenek, the Company’s President of Worldwide Operations, Andrea D. Meade, the Company’s Executive Vice President of Operations and Corporate Development, and John J. Ellsworth, the Company’s Vice President, General Counsel and Corporate Secretary (each such individual, an “Executive,” and collectively, the “Executives”). While the effective date of the Amended and Restated Employment Agreements is June 6, 2011, the compensation terms contained in the Amended and Restated Employment Agreements begin on July 1, 2011 and end on June 30, 2014; provided, however, that if a change in control (as defined in the Amended and Restated Employment Agreements) occurs during that period, each Amended and Restated Employment Agreement will be effective until the later of June 30, 2014, or the first anniversary of the change in control.

Mr. Baur’s Amended and Restated Employment Agreement provides for, among other things, a base salary of $800,000 per year and a bonus opportunity of between 0% and 1.75% of the Company’s operating income determined at the end of each fiscal year. The actual amount of his bonus opportunity will be based on the Company’s return on invested capital (“ROIC”). If the Company’s ROIC is 10% or less, Mr. Baur will not receive any payment based on this bonus opportunity.

Mr. Cleys’ Amended and Restated Employment Agreement provides for, among other things, a base salary of $307,800 per year and a bonus opportunity of up to $150,000 per year based on the Company’s ROIC and growth in operating income, and an accounts receivable aging metric determined by the Chief Executive Officer.

Mr. Benbenek’s Amended and Restated Employment Agreement provides for, among other things, a base salary of $378,000 per year and a target bonus opportunity of 0.35% of the Company’s operating income determined at the end of each fiscal year. The actual amount of his bonus opportunity will be calculated based on the Company’s ROIC.

Ms. Meade’s Amended and Restated Employment Agreement provides for, among other things, a base salary of $270,800 per year, a target bonus opportunity of 0.25% of the Company’s operating income determined at the end of each fiscal year. The actual amount of her bonus opportunity will be calculated based on the Company’s ROIC.

Mr. Ellsworth’s Amended and Restated Employment Agreement provides, among other things, a base salary of $243,000 per year and a bonus opportunity of up to $100,000 based on his performance and the attainment of certain management and performance goals established by the Chief Executive Officer.

With respect to Messrs. Benbenek, Cleys, and Ellsworth, and Ms. Meade, the Amended and Restated Employment Agreements also provide that: (1) if the Executive’s employment is terminated by the Company other than for cause, death, disability or retirement (as defined in the agreement); (2) if the Executive’s employment is terminated due to the normal expiration of their employment period or is terminated within 60 days after the end of their employment period (for reasons other than cause, death, disability or retirement); or (3) if the Executive resigns for good reason (as defined in the agreement), the Company will be required to pay or provide the Executive his or her accrued salary and other amounts or benefits earned through the date of termination. In such instances, the Company will also be required to provide severance benefits to the Executive consisting of a pro-rata annual bonus and a single year of compensation in an amount equal to the highest combined annual base salary and variable compensation earned by the Executive (including any amounts earned but deferred) during the three fiscal years prior to the Executive’s termination plus an additional month of severance benefits for every year, subject to a maximum of 12 additional months, after ten consecutive years of employment with the Company that the Executive has been employed by the Company prior to the date of termination. If Messrs. Benbenek’s, Cleys’, or Ellsworth’s, or Ms. Meade’s employment termination occurs within 12 months after or otherwise in contemplation of a change in control, the severance benefits to the Executive will consist of a pro-rata annual bonus and a single year of compensation in an amount equal to the highest combined annual base salary and variable compensation earned by the Executive (including any amounts earned but deferred) during the three fiscal years prior to his or her termination multiplied by two.

In addition, with respect to Messrs. Benbenek, Cleys, and Ellsworth, and Ms. Meade, for up to 24 months following the Executive’s termination from employment, or earlier if the Executive becomes entitled to receive medical and dental insurance benefits under another group plan, the Company will reimburse the Executive on a monthly basis for payments made by Executive toward medical and dental insurance benefits that are in excess of the monthly rates paid by active employees of the Company for such benefits. The Executive’s receipt of these severance benefits will be subject to the Executive’s execution of a release of claims in a form customarily used by the Company upon a senior executive officer’s termination of employment.

With respect to Mr. Baur, if Mr. Baur’s employment is terminated during his employment period by reason of his death, disability or retirement, he will be entitled to his accrued salary, a bonus equal to the pro rata portion of the annual incentive compensation that would otherwise be payable if Mr. Baur had continued employment through the end of the fiscal year, based on actual performance, benefits through the date of termination, and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates Mr. Baur for cause (as defined in the agreement), or if he resigns from the Company without good reason (as defined in the agreement), he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount. If Mr. Baur’s employment is terminated by reason of his disability or retirement, he and his dependents will receive continued medical, dental and prescription drug benefits until Mr. Baur reaches age 65, and then will receive MediGap coverage, to the extent available, until Mr. Baur reaches the age of 80. If Mr. Baur’s employment is terminated by reason of his death, his surviving spouse will receive continued medical, dental and prescription drug benefits until Mr. Baur would have reached age 65 and Mr. Baur’s children who remain dependents of his surviving spouse will receive continued medical, dental and prescription drug benefits until they reach the age of 21 or possibly earlier. In addition, if Mr. Baur’s employment is terminated by reason of his disability, the Company has agreed that Mr. Baur will receive an annual payment of $60,000 until Mr. Baur is no longer considered disabled or until he attains age 65. Such benefit may be funded, at the election of the Company, through an individual long-term disability policy or by the Company directly.

If Mr. Baur’s employment is terminated by the Company during his employment period or within 60 days after his employment period for reasons other than cause or death, disability or retirement, or if Mr. Baur terminates his employment for good reason during the period of his employment agreement, then he will receive, among other things: (1) his salary and benefits earned through the date of termination (to the extent not already paid); (2) a bonus equal to the pro rata portion of the annual incentive compensation that would otherwise be payable if Mr. Baur had continued employment through the end of the fiscal year, based on actual performance; and (3) an amount equal to the greater of (a) two or (b) the number of full months remaining between his termination date and the end of his employment period, divided by 12, times the highest combined annual salary and bonus earned by Mr. Baur from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination, plus an additional month of severance benefits for every year after ten consecutive years of employment with the Company that the Executive has been employed by the Company prior to the date of termination (the “Baur Severance Benefits”); provided, however, that the Baur Severance Benefits will not exceed an amount equal to 3 times the highest combined annual salary and bonus earned by Mr. Baur from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination. In addition, until Mr. Baur reaches the age of 65, Mr. Baur and his dependents will receive medical, dental and prescription drug benefits, as well as MediGap coverage until Mr. Baur reaches the age of 80. Notwithstanding the foregoing, if Mr. Baur’s termination occurs within 12 months after or otherwise in contemplation of a change of control for reasons other than cause, death, disability, or retirement, or if Mr. Baur terminates his employment for good reason during such period, Mr. Baur will receive severance benefits in an amount equal to three times the highest combined annual salary and bonus earned by Mr. Baur from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination. Mr. Baur’s receipt of these benefits will be subject to his execution of a release of claims in the form customarily used by the Company upon termination of the employment of a senior executive officer.

If the Company does not renew an Amended and Restated Employment Agreement at the end of the term or enter into a new employment agreement with the Executive with the same or similar terms as provided under the Amended and Restated Employment Agreement at the end of the term, the Executive may (1) voluntarily resign from employment with the Company as of the end of the term and the Company will be required to pay to the Executive an amount equal to one times the highest combined annual base salary and variable compensation earned by the Executive from the Company, including any amounts earned but deferred, in the last three fiscal years before the end of the term, or (2) the Executive may elect to continue employment with the Company on an at-will basis and, for a maximum of one year following the end of the term, receive the same annual base salary and incentive compensation opportunity as in effect during the last year of the Amended and Restated Employment Agreement.

To the extent required by applicable law, the Amended and Restated Employment Agreements provide that the Company shall have a clawback policy applicable to the Executive. In addition, the Amended and Restated Employment Agreements require each Executive not to, during the term of his or her employment and for a period of two years following the termination of the Executive’s employment: (a) disclose or use the Company’s confidential information or trade secrets; (b) compete with the Company; (c) solicit certain customers or suppliers and certain prospective customers or suppliers of the Company; (d) solicit certain employees to leave the Company; or (e) disparage the Company.

In addition, in connection with entering into the Amended and Restated Employment Agreements, the Compensation Committee of the Company’s Board of Directors granted a restricted stock award (each, an “Award,” and collectively, the “Awards”) to (a) Mr. Cleys for 1,534 shares of the Company’s common stock, (b) Mr. Benbenek for 6,134 shares and (c) to Ms. Meade for 4,600 shares. The Awards are subject to, among other terms and conditions described in the restricted stock award agreement (each, an “Award Agreement,” and collectively, the “Award Agreements”) between the Company and each such Executive, both service and performance requirements. Specifically, each Award Agreement provides that the Award may vest in two tranches as follows: (a) up to 50% of the shares subject to the Award will vest and be earned if (i) the Executive has been continuously employed by the Company through June 30, 2012 and (ii) the Company’s operating income for the fiscal year ended June 30, 2012 equals or exceeds $115 million, and (b) up to 50% of the shares subject to the Award will vest and be earned if (i) the Executive has been continuously employed by the Company through June 30, 2013 and (ii) the Company’s operating income for the fiscal year ended June 30, 2013 equals or exceeds $125 million. Notwithstanding the foregoing, the Committee may, in its sole discretion, reduce the number of shares subject to the Award deemed earned and vested (but not below 50% of the number of shares subject to a particular tranche) if the Committee determines that such reduction is appropriate based on the Committee’s evaluation of the Executive’s performance in certain designated areas. The Award Agreements also provide that if the Executive’s employment with the Company terminates due to death or disability or within 12 months after a change in control without cause or for good reason, the Award will be deemed earned and vested with respect to all of the shares underlying the Award as of the date of termination. If the Executive’s employment with the Company terminates for any other reason, then the Executive will forfeit his or her Award (and the underlying shares) to the extent not vested and earned as of the date of the Executive’s termination of employment. The shares shall be issued under, and subject to the terms of, the Company’s Amended and Restated 2002 Long-Term Incentive Plan (or other applicable plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: June 6, 2011	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer

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